EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
814 Americas, Inc.	Delaware
ADA Premium Beef Co., Inc.	Delaware
AGRI PLUS S.A.	Poland
AGRI Sp. z o.o.	Poland
Agrofarms S. de R.L. de C.V.	Mexico
Agroindustrial Servicios en Administración S. de R.L. de C.V.	Mexico
Agroindustrial Servicios Gerenciales S. de R.L. de C.V.	Mexico
Animex Fish Sp. z o.o.	Poland
Animex Grupa Drobiarska Sp. z o.o.	Poland
ANIMEX Holding Sp. z o.o.	Poland
Animex-Krakowskie Zaklady Pierzarskie Sp. z o.o.	Poland
ANIMEX-Opoloskie Zaklady Drobiarskie S.A.	Poland
Animex Pasze Sp. z o.o.	Poland
Animex Sp. z o.o.	Poland
Animpol S.A.	Poland
Armour-Eckrich Meats LLC	Delaware
Beef Production LLC	Wisconsin
Best Solutions LLC	Delaware
Bialostockie Zaklady Drobiarskie Sp. z.o.o	Poland
BioEnergy Systems, LLC	Delaware
Brown’s Farms, LLC	Delaware
Brown’s of Carolina LLC	Delaware
Brown’s Realty Partnership	North Carolina
Calf Source, LLC	Wisconsin
Carroll’s Foods LLC	Delaware
Carroll’s Foods of Brazil, LLC	North Carolina
Carroll’s Foods of Mexico LLC	Delaware
Carroll’s Foods of Virginia LLC	Delaware
Carroll’s Realty Partnership	North Carolina
Cattle Production Systems, Inc.	Delaware
Central Plains Farms LLC	Delaware
Chief Milling Partners, Inc.	North Carolina
Circle Four Farms, LLC	North Carolina
Circle Four LLC	Delaware
Cold Field Investments, LLC	Delaware
Colorado Boar Stud LLC	Delaware
Contipasz S.A.	Poland
Cook’s Hams, Inc.	Delaware
Crystal Peak Environmental LLC	Delaware
Crystal Peak Technologies LLC	Delaware
Cumberland Gap Provision Company	Delaware
Duplin Marketing Company, LLC	North Carolina
Farmland Distribution Inc.	Delaware
Farmland Foods, Inc.	Delaware
FASSA S. de R.L. de C.V.	Mexico
Frigorifico Agropecuaria Sonorense S. de R.L. de C.V.	Mexico

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
“GRUPA ANIMEX” Sp. z o.o.	Poland
Gwaltney Transportation Co., Inc.	Delaware
Henry’s Hickory House, LLC	Delaware
Ilawskie Zaklady Drobiarskie “Ekodrob” S.A.	Poland
Industrias Agrofarms S. de R.L. de C.V.	Mexico
Iowa Quality Meats, Ltd.	Iowa
John Morrell & Co.	Delaware
JonMor Investments, Inc.	Delaware
KC2 Real Estate LLC	Delaware
L&S Farms	Delaware
LPC Transport Inc.	Delaware
Lundy International Inc.	Delaware
M-B Farmland LLC	Delaware
MF Cattle Feeding, Inc.	Colorado
MF Energy, LLC	Delaware
MF Resale Company	Delaware
MOPAC Foreign Sales Corporation	U.S. Virgin Islands
MOPAC of Virginia, Inc.	Virginia
Morena Expert S.R.L.	Romania
Moyer Distribution LLC	Delaware
Moyer International Sales Corp.	Delaware
Murphy-Brown Holdings LLC	Delaware
Murphy-Brown LLC	Delaware
Murphy Farms LLC	Delaware
Murphy Farms of Texahoma, Inc.	Oklahoma
Norson Holding, S. de R.L. de C.V.	Mexico
North Side Foods Corp.	Delaware
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware
NPD (USA) Texas LLC	Delaware
Packerland Distribution LLC	Delaware
Packerland Exports II Ltd.	Barbados
Packerland-Plainwell, Inc.	Delaware
Packerland Transport, Inc.	Delaware
PatCud Investments, Inc.	Delaware
Patrick Cudahy Incorporated	Delaware
PC Express, Inc.	Delaware
PEK (London) Ltd.	United Kingdom
Pirin Agri S.R.L.	Romania
Pork Plus, LLC	North Carolina
Premium Pet Health, LLC	Delaware
Premium Standard Farms, Inc.	Delaware
Prestage-Stoecker Farms, Inc.	Iowa
Prima Farms Sp. z o.o.	Poland
Prima Sp. z o.o.	Poland
Promotora Comercial Alpro S.de R.L. de C.V.	Mexico

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
QTF Liquidation Corp.	Delaware
Quarter M Farms LLC	Delaware
RGB Farms LLC	North Carolina
RMH Foods, Inc.	Delaware
RMH Foods, LLC	Delaware
Semitem SRL	Romania
SF Holding Sp. z o.o.	Poland
SF International Sales Co., Inc.	U.S. Virgin Islands
SF Investments, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
Showcase Foods, Inc.	Delaware
Simoni Investments, LLC	Delaware
Skippack Creek Corporation	Delaware
Smithfield Asia Holdings, Ltd.	British Virgin Islands
Smithfield Beef Group, Inc.	Delaware
Simthfield Beef Group—Green Bay, Inc.	Delaware
Simthfield Beef Group—Souderton, Inc.	Pennsylvania
Smithfield Bioenergy LLC	Delaware
Smithfield Capital Europe, B.V.	Netherlands
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Culinary Foods Group, LLC	Delaware
Smithfield Deli Group, Inc.	Delaware
Smithfield Ferme S.R.L.	Romania
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Foods GmbH	Germany
Smithfield Foods Group Ltd.	United Kingdom
Smithfield Foods International Inc.	Delaware
Smithfield Foods Ltd.	United Kingdom
Smithfield Global Products, Inc.	Delaware
Smithfield Innovations Group, LLC	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Investments, Inc.	Delaware
Smithfield Processare S.R.L.	Romania
Smithfield Prod S.R.L.	Romania
Smithfield Purchase Corporation	North Carolina
Smithfield Romania S.R.L.	Romania
Smithfield Service Co., Inc.	Delaware
Smithfield Trading Company, Inc.	Delaware
Smithfield Trasportation Co., Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Sun Land Beef Company	Arizona
Sun Land International	Guam
Suwalskie Zaklady Drobiarskie Sp. z o.o.	Poland
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company, Incorporated	Delaware
Valleydale Transportation Co., Inc.	Delaware
Wilmington Bulk, LLC	North Carolina
Zaklady Miesne “Agryf” S.A.	Poland
Zaklady Miesne “ANIMEX” S.A.	Poland
Zaklady Miesne “Mazury” w Elku S.A.	Poland